                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                             ALEXANDER & ALEXANDER
                                 SERVICES INC.
                                      AT
                             $17.50 NET PER SHARE
                                      BY
                         SUBSIDIARY CORPORATION, INC.
                         A WHOLLY OWNED SUBSIDIARY OF
                                AON CORPORATION


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON TUESDAY, JANUARY 14, 1997, UNLESS THE OFFER IS EXTENDED.


                                                              December 16, 1996

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated December 16, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), relating to an offer by Subsidiary Corporation, Inc., a Maryland corporation (the "Offeror") and a wholly owned subsidiary of Aon Corporation, a Delaware corporation (the "Parent"), to purchase all outstanding shares of Common Stock, par value $1.00 per share, of Alexander & Alexander Services Inc., a Maryland corporation (the "Company"), including the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of June 11, 1987, between the Company and First Chicago Trust Company of New York, formerly Morgan Shareholder Services Trust Company, as Rights Agent, as amended (collectively, the "Shares"), at a purchase price of $17.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of December 11, 1996, among the Parent, the Offeror and the Company (the "Merger Agreement"). This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

  No offer is being made to purchase the Company's Class A Common Stock, par value $.00001 per share ("Class A Common Stock"), Class C Common Stock, par value $1.00 per share ("Class C Common Stock"), $3.625 Series A Convertible Preferred Stock, par value $1.00 per share, or 8% Series B Cumulative Convertible Preferred Stock, par value $1.00 per share ("Series B Preferred Stock"), or the Class 1 Special Shares (the "RSC Shares") of Reed Stenhouse Companies Limited, a subsidiary of the Company organized under the laws of Canada, related to the Class A Common Stock, or the Dividend Shares (the "Dividend Shares") of Alexander & Alexander Services UK plc, a subsidiary of the Company organized under the laws of Scotland, related to the Class C Common Stock. To participate in the Offer, holders of the RSC Shares must request retraction of the RSC Shares for Shares and then tender the Shares received upon retraction pursuant to the Offer. To participate in the Offer, holders of Class C Common Stock must request the conversion of the Class C Common Stock into Shares and then tender the Shares received upon conversion pursuant to the Offer.

  A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and conditions set forth in the Offer.

  Please note the following:

    1. The tender price is $17.50 per Share, net to you in cash without interest.

    2. The Offer is being made for all of the outstanding Shares.

    3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on January 14, 1997, unless the Offer is extended.

    4. The Offer is conditioned upon, among other things, there being validly tendered prior to the expiration of the Offer and not withdrawn a number of Shares which would constitute at least a majority of the combined voting power of the Shares, the Class A Common Stock and Class C Common Stock (assuming the exercise of all options to purchase, and the conversion or exchange of all securities convertible or exchangeable into, Shares outstanding at the expiration date of the Offer, other than the conversion of the Series B Preferred Stock). The Offer is also subject to the other terms and conditions contained in the Offer to Purchase.

    5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

  If you wish to have us tender any or all of the Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instruction to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

  The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Offeror by Lazard Freres & Co. LLC or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                         INSTRUCTIONS WITH RESPECT TO
                        THE OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                      ALEXANDER & ALEXANDER SERVICES INC.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated December 16, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Subsidiary Corporation, Inc., a Maryland corporation (the "Offeror") and a wholly owned subsidiary of Aon Corporation, a Delaware corporation, to purchase all outstanding shares of Common Stock, par value $1.00 per share, of Alexander & Alexander Services Inc., a Maryland corporation, including the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of June 11, 1987, between the Company and First Chicago Trust Company of New York, formerly Morgan Shareholder Services Trust Company, as Rights Agent, as amended (collectively, the "Shares").

  This will instruct you to tender to the Offeror the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

-----------------------------------------
 Number of Shares to be Tendered:*
-----------------------------------------

                                                        SIGN HERE
                                          -------------------------------------


                                          -------------------------------------
Account Number:                                       Signature(s)


                                          -------------------------------------

Date:                                     -------------------------------------
                                                     (Print Name(s))

                                          -------------------------------------

                                          -------------------------------------
                                                   (Print Address(es))

                                          -------------------------------------
                                           (Area Code and Telephone Number(s))

                                          -------------------------------------
                                               (Taxpayer Identification or
                                               Social Security Number(s))

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*Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                       3